Exhibit (j) under Form N-1A
                                 Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No.33-41004 on Form N-1A of our report dated April 8, 2004 relating to the financial statements of Federated Limited Duration Government Fund, Inc. for the year ended February 29, 2004, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Boston, Massachusetts,
April 26, 2004